Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO EXCHANGE ACT RULE 13a-14(a)/15d-14(a)

AS ADOPTED PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Stanley E. Jacot Jr., certify that:

1.
I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Arcadia Biosciences, Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 13, 2023	By:	/s/ STANLEY E. JACOT Jr.
Stanley E. Jacot Jr. President and Chief Executive Officer
(Principal Executive Officer)